EMPLOYMENT AGREEMENT






     This Agreement is made this 6th day of June, 2005, between ALLSTATES WORLD CARGO, INC., and ALLSTATES AIR CARGO, INC., both
New  Jersey  corporations (the "Company") and CRAIG  D.  STRATTON
("Executive").




                           WITNESSETH:
     The parties, for and in consideration of the mutual and reciprocal covenants and agreements contained in this document, do contract and agree as follows:




1.  Term
     The Company shall employ Executive and Executive accepts such employment for a term beginning on the date of this Agreement and ending on December 31, 2009, upon the terms and conditions set forth herein, unless earlier terminated in accordance with the provisions herein. Notwithstanding the foregoing, if this Agreement shall not have been terminated in accordance with the provisions herein on or before December 31, 2009, the remaining term of the Agreement shall be extended such that at each and every moment of time thereafter, the remaining term shall be one year unless (a) the Agreement is terminated earlier in accordance with the provisions herein or (b) on or after December 1, 2009, the Board of Directors notifies Executive in writing of its determination to have this Agreement expire one year from the date of such notification.

2.  Duties
     Executive shall be employed by the Company as an officer of the Company as its Chief Financial Officer. Executive shall report directly and solely to the Board of Directors. Executive shall, except during periods of vacation, sick leave, disability, personal time, or other duly authorized leaves of absence, devote his full time and best efforts to the Company. The duties of the Chief Financial Officer shall be limited to those generally performed by a Chief Financial Officer.

3.  Compensation
     a. Salary. The minimum annual base salary payable to Executive upon commencement of this Agreement shall be $185,000. Said salary shall be paid in bi-weekly installments. Executive's base salary shall increase each year at the anniversary date of the Agreement, at the discretion of the Board and in proportion to the other Executives, including the Chairman, President, Chief Executive Officer, Executive Vice President and Chief Financial Officer. Upon any such increase in Executive's base salary, such increased amount shall thereafter constitute Executive's minimum annual base salary for all purposes of this Agreement.

     b. Common Stock and Options. Executive shall be granted stock options in accordance with the terms and conditions of the Company's Stock Option Plan. The amount of stock options granted to Executive at any given time shall be no less than 95% of the greatest amount granted to any other individual, group, or entity unless decided otherwise by the majority of the Board. In the event that Executive chooses to exercise any of his stock options, the Company shall, to the extent permitted by law, make loans to Executive for the amount of money needed to exercise such options and these loans shall be paid back to the Company by Executive within 30 days after Executive receives the revenues from the sale of stock. At the time that the Company is permitted by law to do so, and the Executive so demands, the Company shall register so much of Executive's shares as demanded, pursuant to the appropriate form of registration statement under the Securities Act of 1933 and shall maintain such registration statement's effectiveness at all times required by the Executive. The Company shall pay all costs related to the registration of any and all common stock or options for Executive.

     c      Retirement.   Executive  shall  have  the  right   to
participate in the Company's 401(k) plan and to receive, to the fullest extent, all the benefits of the plan.

     d. Health and Life Insurance. During the Term and all extensions thereof, Executive shall be enrolled in any welfare benefit plan or program (including, without limitation, the Company's health, medical, dental, prescription, disability, and life insurance plan, and business travel insurance plans and programs), as the Company may, from time to time, make available generally to executive employees of the Company. The Company shall pay the premiums for Executive for such plans and programs. With respect to health, medical, dental and prescription insurance, Executive shall be entitled to enroll for family coverage to cover his immediate family, and the Company shall pay the premiums therefor.

     e. Disability. In the event that Executive should become disabled to the extent of not being able to carry out his duties as described herein, Executive shall be paid 75% of his base salary and all Company benefits for the full term remaining of this Agreement. Disability shall be deemed to have occurred if Executive, in his sole discretion, makes application for disability benefits to the Board.

     f. Use of Time. Executive shall use his sole discretion in deciding the date, frequency, and length of time required for his personal use. Executive shall continue to receive his full benefits and compensation during this time.

     g. Expense Reimbursements. Executive shall use his sole discretion with respect to all business related expenses, including but not limited to the purchase of any and all equipment and/or supplies that he requires to perform his duties for the Company. The Company shall reimburse Executive , in full, for any and all of these purchases within 10 days from the date that Executive provides proof of purchase to the Company. In addition to full reimbursement of all business related expenses, including but not limited to meals, travel, lodging, auto fuel, tolls, auto insurance, motor vehicle fees, phone charges, and credit card fees, Executive shall receive $600 per month for use of auto, payable monthly.

     h. Financial and Tax Advice. During (i) the term of this Agreement, as extended, (ii) the 12-month period following the termination of the Agreement as a result of Death, and (iii) the 5-year period following a Change of Control Termination or a Without Cause Termination, as those terms are defined hereinbelow, the Company shall provide Executive (or, if Executive shall have died, his estate) at the Company's expense, third-party professional financial and tax advisory services, primarily oriented to planning in light of Executive's entitlement to compensation and employee benefits and appropriate in light of financial circumstances of Executive (or his estate). The Executive (or his estate) shall have the sole right to choose such professional advisor.

4.  Tax "Gross-Up" Provision
     If any payment or distribution by the Company, to or for the benefit of Executive under this Agreement results in Executive's liability for an excise tax ("parachute tax") under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will pay to Executive, after deducting any Federal, state or local income tax imposed on the payment, an amount sufficient to fully satisfy the "parachute tax" liability, including any interest or penalties with respect to such "parachute tax." Such payment shall be made to Executive no later than 30 days prior to the due date of the "parachute tax."

5.  Residence
     Executive shall use his sole discretion with respect to his place of residence during the term of this Agreement. The Company shall reimburse Executive for the cost of shipping and installation of business related office equipment and services.

6.  Location
     Executive shall use his sole discretion with respect to executing his duties at a location of his choice.

7.  Termination
     This Agreement shall be terminated on the following terms:
     a.   Upon the death of Executive.
          i. In the event Executive dies during the term of the Agreement or any extensions thereof, then for the longer of (a) the remaining term of the Agreement, as extended, or (b) 3 years (the "Succession Period)" the Company shall continue to pay Executive's then current Base Salary to Executive's designated beneficiary/beneficiaries or estate (collectively, the "Successor"), in the same bi-weekly installments as when Executive was alive. Further, the Company shall provide and pay for health, medical, prescription, and dental insurance for Executive's surviving immediate family during the Succession Period, equivalent to, or better than, the coverage that was available at the time of Executive's death. (For the purpose of the foregoing, "immediate family" means those members of Executive's family that would be entitled to coverage if Executive were alive and enrolled for "family coverage.") All of the provisions of Article 3h (Financial and Tax Advice) shall apply to this section to all other applicable sections throughout this Agreement. (All of the foregoing shall be referred to as the "Death Benefit").
          ii. If at any time during the Succession Period the Company fails to pay or provide any part of the Death Benefit, without reservation of rights, the Succession Period shall be suspended, and shall not begin running again until the question of the Successor's rights with respect to said Death Benefit is resolved (including any and all appeals);
          iii. The Company recognizes and acknowledges that the Successor will suffer irreparable harm if the Company fails to pay or provide any part of the Death Benefit. Therefore, until the question of Successor's rights with respect to the Death Benefit is finally resolved (including any appeals) (during which conflict the Succession Period is suspended as provided above), the Successor shall be entitled to a preliminary mandatory injunction requiring the Company to make payments equal to the amount of such periodic payments, or to provide benefits equal in nature to such benefit(s), as this Agreement provides, to the Successor, without the necessity of proving the traditional elements of such an injunction;
          iv. The Successor shall not be required under any circumstance to return any payments received, or to provide compensation for any benefit received, while the Succession Period is suspended;
          v. Any final judgment that the Successor may obtain that determines that the Successor is entitled to any or all of the Death Benefit shall provide (a) that the running of the Succession Period shall resume from the time it was suspended, (b) require the Company, by way of permanent injunction, to make such payments, and provide such benefits, as are required by the judgment, and (c) provide that in the event the Company fails to make any required periodic payment, or provide any benefit, as provided in the judgment, the total of the remaining payments shall become immediately due and payable, and shall, along with the required benefits, be subject to enforcement by way of motion in aid of litigant's rights, and that the outstanding balance shall bear interest at the higher of seven percent per annum, or the statutory interest rate on judgments. Anything to the contrary notwithstanding, the Succession Period shall be suspended during any period that the Company fails to pay or provide any payment or benefit required by the Judgment.
          vi. In the event of litigation, arbitration, or other proceeding, in which the Company contends that the Successor is not entitled to receive any or all of the Death Benefit, the Company must prove all of the elements of its claim by a standard of clear and convincing evidence.
     b.     Upon Change of Control.
          "Change of Control" shall be deemed to have occurred if at any time or from time to time after the date of this Agreement any of the following events should occur:
            i). An acquisition by a third party of 25% or more of the Company's stock, that Executive does not approve;
            ii). A change in the majority of the Board, that Executive does not approve;
            iii).An approval by the Board or the shareholders of the Company of an agreement for the sale or disposition of all or substantially all of the assets  of  the  Company,  that  Executive  does  not
            approve;
            iv).An approval by the Board or the shareholders of the Company to liquidate or dissolve the Company, that Executive does not approve;
            v).An approval by the Board or the shareholders of the Company of a merger or similar combination following which a vote of 40% of the shares entitled to vote prior to the merger does not control the surviving entity;


     For the purposes of this provision, Executive shall not be deemed to have "approved" any of the foregoing unless such "approval" is in writing, and delivered to the Board of Directors. If, within 24 months following a Change of Control, as herein defined, Executive voluntarily resigns or retires, the resignation or retirement shall be deemed to be a "Change of Control Termination."

     In the event of a Change of Control Termination:

            i) The Company shall pay to Executive (a) no later than the next scheduled bi-weekly payday, all compensation and benefits due to him up to the date of his termination, including but not limited to Base Salary and Expense Reimbursement, and (b) within one month of said termination a lump-sum payment equal to 299% of Executive's then current Base Salary, of Executive's Bonus for the fiscal year end 2004, and of the amount reimbursed to
            Executive for business-related expenses (limited to auto fuel, tolls, auto insurance, motor vehicle fees, and auto allowance) for the calendar year preceding the termination. Additionally, any options and/or restricted stock granted to Executive shall become fully vested and registered, according to all state and federal regulations, as of the date of Change of Control Termination. Executive shall have the right to exercise all of his options for a period of five years from the date of the termination. Additionally, the benefits set forth in Article 3d hereof ("Health and Life Insurance") shall continue for a period of five years from the date of termination, which benefits shall be equivalent to or better than those in effect during fiscal year 2004. To the extent the Executive
            (and/or his family, as applicable) shall not be eligible for inclusion in any benefit plan or program referred to in Article 3d ("Health and Life Insurance") because he is no longer employed by the Company, then the Company shall provide and pay for such benefits equivalent to, or better than, the coverage that was available during at the time of Executive's termination. All of the provisions of
            Article 4 of this Agreement (Tax "Gross-Up" Provision), and Article 3h (Financial and Tax Advice) shall apply to this section and to all other applicable sections throughout this Agreement. All of the foregoing shall be referred to as "Change of Control Termination Compensation."

            ii) If at any time during the five year period the Company shall fail to make any payment or provide any benefit required during that period, the five year period shall be suspended, and shall not begin running again until the question of Executive's rights with respect to said benefits is resolved (including any appeals).

            iii) The Company recognizes and acknowledges that the Executive will suffer irreparable harm if the Company fails to pay or provide such Change of Control Termination Compensation, without reservation of rights. Therefore, until the question of Executive's rights with respect to such Change of Control Termination Compensation is finally resolved (including any and all appeals) (during which conflict the five year period is suspended as provided above), and/or until all such Change of Control Termination Compensation is paid or provided in full, the Executive shall be entitled to a preliminary mandatory injunction requiring the Company to continue to pay Executive's base salary (at the same bi-weekly rate), and to continue all employment benefits to which Executive is entitled hereunder, as if he had not resigned or retired, without the necessity of proving the traditional elements of such an injunction.

            iv) The Executive shall not be required to return any payments received, or to provide compensation for any benefit received, during the determination of Executive's rights.

            v) Any final judgment that the Executor may obtain that determines that he is entitled to any or all of the Change of Control Termination Compensation shall
            (a) require the Company, by way of permanent injunction, to make such payments, and provide such benefits, as are required by the judgment, (b) provide that in the event the Company fails to make any required payment, or provide any benefit, as provided in the judgment, the Company's obligation to do so shall be subject to enforcement by way of motion in aid of litigant's rights, and (c) provide that the outstanding balance shall bear interest at the higher of seven percent per annum, or the statutory interest rate on judgments. Anything to the contrary notwithstanding, the five year period shall be suspended during any period that the Company fails to pay or provide any payment or benefit required by the Judgment.


            vi) In the event of litigation, arbitration, or other proceeding, in which the Company contends that Executive is not entitled to receive such Change of Control Termination Compensation, the Company must prove all of the elements of its claim by a standard of clear and convincing evidence.

     c.   For Cause.

          i. "Cause" shall mean (i) willful refusal by Executive to follow a lawful written demand of the Board, (ii) Executive's willful and continued failure to perform his duties under this Agreement (except due to Executive's incapacity due to physical or mental illness) after a written demand is delivered to Executive by the Board specifically identifying the manner in which the Board believes that Executive has failed to perform his duties, (iii) Executive's willful engagement in conduct materially injurious to the Company. For purpose of the foregoing, no act, or failure to act on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's act, or failure to act, was in the best interests of the Company. A termination for Cause shall be deemed a "For Cause Termination."

            i)   In  the  event  of a For Cause Termination,  the
            Company shall pay to Executive, no later than the next scheduled bi-weekly payday, all compensation and benefits due to him up to the date of his termination, including but not limited to Base Salary and Expense Reimbursement. All of the foregoing shall be referred to as "For Cause Termination Compensation."

            ii) The Company recognizes and acknowledges that the Executive will suffer irreparable harm if the Company fails to pay such For Cause Termination Compensation, without reservation of rights. Therefore, until the question of Executive's rights with respect to such For Cause Termination Compensation is finally resolved (including any and all appeals), and/or until all such For Cause Termination Compensation is paid in full, the Executive shall be entitled to a preliminary mandatory injunction requiring the Company to continue to pay Executive's base salary (at the same bi-weekly rate), and to continue all employment benefits to which Executive is entitled hereunder, as if he had not been terminated, without the necessity of proving the traditional elements of such an injunction.

            iii) The Executive shall not be required to return any payments received during the determination of Executive's rights.

            iv) Any final judgment that the Executor may obtain that determines that he is entitled to any or all of the For Cause Termination Compensation shall
            (a) require the Company, by way of permanent injunction, to make such payments, and provide such benefits, as are required by the judgment, (b) provide that in the event the Company fails to make any required payment, or provide any benefit, as provided in the judgment, the Company's obligation to do so shall be subject to enforcement by way of motion in aid of litigant's rights, and (c) provide that the outstanding balance shall bear interest at the higher of seven percent per annum, or the statutory interest rate on judgments.
            v) In the event of litigation, arbitration, or other proceeding, in which the Company contends that Executive was terminated for Cause, the Company must prove all of the elements of its claim by a standard of clear and convincing evidence.

     d. Without Cause. A termination that is neither a Change of Control Termination, a For Cause Termination, is due to Executive's death, nor a termination by Executive as provided hereinbelow, is a "Without Cause Termination." In the event of a Without Cause Termination, Executive shall be entitled to, and the Company shall pay and provide, such compensation that is equal to the Change of Control Termination Compensation provided for herein as if there had been a Change of Control Termination, and shall do so for the same time periods. Executive shall be entitled to all of the remedies and protections he would have as if there had been a Change of Control Termination. Article 4 of this Agreement (Tax "Gross-Up" Provision) and Article 3h (Financial and Tax Advice) shall apply to this section and to all other applicable sections throughout this Agreement.



8.  Termination by Executive

     At any time after 180 days have elapsed from the date of this Agreement, Executive shall have the right to terminate this Agreement on 90 days written notice to the Company. In the event of such termination, Executive shall be entitled to, and the Company shall pay, such compensation that is equal to the For Cause Termination Compensation provided herein as if there had been a For Cause Termination. Executive shall be entitled to all of the remedies he would have as if there had been a For Cause Termination.

9.  Non-Compete
     Executive shall not willfully compete with the Company during the term of this Agreement. Competing with the Company is defined as Executive being willfully employed by a competitor of the Company during the term of this Agreement.

10. Severance
     If the Company breaches any material term of this Agreement or reduces Executive's title or responsibilities (as defined in
Article 2 hereinabove) below Chief Financial Officer, the Executive may, at his option, elect to leave the Company, in which case he shall be entitled to, and the Company shall pay and provide, all of benefits and all of the Change of Control Termination Compensation provided for herein as if there had been a Change of Control Termination, provided, however, that the lump sum payment to be paid to the Executive shall be 100% (and not 400%) of Executive's Base Salary and Bonus. Executive shall be entitled to all of the remedies and protections he would have as if there had been a Change of Control Termination. Article 4 of this Agreement (Tax "Gross-Up" Provision) and Article 3h (Financial and Tax Advice) shall apply to this section and to all other applicable sections throughout this Agreement.

11. Payment of Legal Fees
     The Company shall pay all legal fees for Executive should Executive (or, in the event Executive shall have died, his designated beneficiary or estate) reasonably seek legal advice, or become involved in litigation (as plaintiff, defendant, or in any other capacity), either criminal or civil, arising out of this Agreement, Executive's duties, and/or the Company's business. Executive (or, in the event Executive shall have died, his designated beneficiary or estate) shall have the sole right to choose the law firm that would represent him, her or it. The Company's obligation to pay legal fees shall not be dependent upon the outcome of any litigation in which Executive shall become involved, or upon the resolution of any matter for which Executive (or his beneficiary or estate) shall have sought counsel). The Company shall be required to make periodic payments of such fees as they become due.

12. Indemnification
     The Company shall indemnify, defend, and hold Executive harmless from and against any and all losses, damages, expenses, claims, fines, penalties, forfeitures, liquidated damages and causes of action of every type and character, civil or criminal, arising out of, or in connection with, the Company's business and/or Executive's duties on behalf of himself and the Company.

13. Jurisdiction
     The Company and Executive agree to the jurisdiction and venue of the court in the county of Ocean in the State of New Jersey. The parties also agree to the jurisdiction and venue of the United States District Court for the District of New Jersey with respect to any proceedings which may arise out of this Agreement or its performance.

14. Miscellaneous Provisions
     a. All notices, requests, and demands given to or made upon the parties hereto shall, except as otherwise specified herein, be in writing and be delivered by fax, express delivery, in person, or mailed to any such party, by registered or certified mail, return receipt requested, at the address of such party. Any party may, by notice hereunder to the other party, designate a changed address for such party. Any notice, if faxed, shall be deemed received upon confirmation of the receipt thereof; if sent by express delivery, shall be deemed received upon delivery as set forth on the express delivery receipt; if personally delivered, shall be deemed received upon delivery; and if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received the fifth business day thereafter, or when it is actually received, whichever is sooner. Attempted delivery that is unsuccessful, in person, by express delivery, or by registered or certified mail, at the correct address or fax number, shall be deemed received on the date of such attempted delivery or attempted fax. All references to hours of the day shall mean the official time in effect on the date in question in the State of New Jersey.

     b. Notices, requests, and demands given to or made upon the parties hereto shall be addressed as follows (unless a different address is designated in writing by the party hereto):

     If to the Company:
     Allstates WorldCargo, Inc.
     4 Lakeside Drive South
     Forked River, NJ 08731
     Fax No. (609)693-3579

     If to the Executive:

     Craig D. Stratton
     25 Sam Dr.
     Tinton Falls, NJ 07724

     c. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives.

     d. Right to Assign. Neither party shall have the right to assign this Agreement without the express written consent of the other party.

     e. Captions of the sections of this Agreement are for convenience and reference only, and the words contained shall not be held to modify, amplify, or aid in the interpretation of the provisions of this Agreement.

     f. This Contract may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this contract. When counterparts of facsimile copies have been executed by all parties, and the other parties have received copies thereof, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

     g. This Agreement shall be deemed to be an agreement made under the laws of the State of New Jersey, and for all purpose it shall be construed in accordance with and governed by the laws of the State of New Jersey.

     h. No delay or failure by a party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

     i. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     j. This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, cancelled, or waived in whole or in part, except by a written instrument signed by the parties hereto.

     k.    This  Agreement constitutes and expresses  the  entire
agreement and understanding between the parties hereto in reference to all the matters referred to herein, and any previous discussions, promises, representations, and understanding relative thereto are merged into the terms of this Agreement and shall have no further force and effect.

ALLSTATES WORLD CARGO, INC.


By:________________________
Its

ALLSTATES AIR CARGO, INC.


By:________________________
Its



________________________
Craig D. Stratton
Executive